UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2017

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As previously reported, John Higson will retire this month from his role as Executive Vice President, Chief Commercial Officer of Avon Products, Inc. (the “Company”). In connection therewith, on September 19, 2017, Mr. Higson, an employee of the Company’s German subsidiary, Avon Cosmetics GmbH (“Avon Germany”), entered into a Termination Agreement (the “Agreement”) with the Company and Avon Germany. Pursuant to the Agreement, Mr. Higson’s employment will terminate on September 30, 2017 and upon such date, Mr. Higson will receive severance payments totaling EUR 1,065,674, which includes twenty-four months of salary and additional standard severance benefits.

Mr. Higson will also be eligible to receive certain other benefits in accordance with the Company’s applicable compensation and benefit plans.  Mr. Higson is subject to traditional confidentiality, non-solicitation and non-competition covenants. The non-competition covenants have a term of two years and the confidentiality covenants have an indefinite term.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: September 25, 2017